Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Company formerly known as Cancer Genetics, Inc. (“CGI”), StemoniX and CGI Acquisition, Inc. (“Merger Sub”) entered into a merger agreement on August 21, 2020, which was amended on February 8, 2021 and February 26, 2021 (as amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub was merged (the “Merger”) with and into StemoniX on March 30, 2021, with StemoniX surviving the Merger as a wholly owned subsidiary of the Company. For U.S. federal income tax purposes, the Merger qualified as a tax-free “reorganization”. Concurrent with the Merger closing, the Company changed its name to Vyant Bio, Inc. Under the terms of the Merger Agreement, upon consummation of the Merger, the Company issued (i) an aggregate of 17,977,544 shares of Vyant Bio common stock, par value $0.0001 per share (the “Common Stock”) to the holders of StemoniX capital stock (after giving effect to the conversion of all StemoniX preferred shares and StemoniX 2020 Convertible Notes) and StemoniX warrants (which does not include a certain warrant (the “Investor Warrant”) issued to a certain StemoniX convertible note holder (the “Major Investor”)), (ii) options to purchase an aggregate of 891,780 shares of Common Stock to the holders of StemoniX options with exercise prices ranging from $0.66 to $4.61 per share and a weighted average exercise price of $1.46 per share, and (iii) a warrant (the “Major Investor Warrant”) to the Major Investor, expiring February 23, 2026 to purchase 143,890 shares of Common Stock at a price of $5.9059 per share in exchange for the Investor Warrant.

The Merger was accounted for as a reverse acquisition with StemoniX being the accounting acquirer of CGI using the acquisition method of accounting, thus replacing the historical pre-Merger financial statements of CGI included in previous SEC filings with those of StemoniX resulting in the historical financial statements of StemoniX now being named the Vyant Bio financial statements. Under acquisition accounting, the assets and liabilities (including executory contracts, commitments and other obligations) of CGI, as of March 30, 2021, the closing date of the Merger, were recorded at their respective fair values and added to those of StemoniX. Any excess of purchase price consideration over the fair values of the identifiable net assets is recorded as goodwill. The total consideration paid by StemoniX in the Merger amounted to $59.9 million, which represents the fair value of CGI’s 11,007,186 shares of Common Stock or $50.74 million, 2,157,686 Common Stock warrants or $9.04 million and 55,907 Common Stock options outstanding on the closing date of the Merger with a fair value of $139 thousand. In addition, at the effective time of the Merger, existing StemoniX shareholders received an additional 804,711 incremental shares in accordance with the conversion ratio set forth in the Merger Agreement.

Pursuant to SEC rules, we are providing herein unaudited pro forma combined financial information as Vyant Bio’s December 31, 2021 operating results do not include the operations of the pre-Merger operations of CGI, the predecessor company for accounting purposes, for the period from January 1, 2021 through March 30, 2021, the Merger date. The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the merger between StemoniX and CGI based on their historical results of operations of Vyant Bio. It is presented as follows:

●	The unaudited pro forma combined statement of operations for the year ended December 31, 2021 was prepared based on (i) the historical audited consolidated statement of operations and other comprehensive loss of Vyant Bio for the year ended December 31, 2021 and (ii) the historical unaudited statement of operations data of CGI for the period from January 1, 2021 through March 30, 2021, the Merger date.

The unaudited pro forma condensed combined financial information set forth below primarily gives effect to the following:

●	the consummation of the merger on January 1, 2021;

●	reflecting the application of the acquisition method of accounting in connection with the merger on the unaudited pro forma combined statement of operations for the year-ended December 31, 2021;

●	the inclusion of discontinued operations in the combined statements of operations for the vivoPharm business; and

●	transaction costs incurred in connection with the merger.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The unaudited pro forma combined statement of operations data for the year ended December 31, 2021 gives effect to the merger as if it had occurred on January 1, 2021.

This unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the accompanying notes, as well as the following historical financial statements and the related notes of Vyant Bio:

●	Separate historical audited consolidated financial statements of Vyant Bio as of and for the years ended December 31, 2021 and 2020 and the related notes included in Form 10-K filed with U.S. Securities and Exchange Commission on March 30, 2022.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED December 31, 2021

(thousands in USD except per share amounts)

	Historical for the year ended December 31, 2021	Historical for the period January 1, 2021 through March 30, 2021		Pro Forma
	Vyant Bio, Inc.	Cancer Genetics, Inc.		Merger Adjustments		Pro Forma Combined
Revenue:
Service	$665	$-		$-		$665
Product	483	-		-		483
Total revenue	1,148	-		-		1,148
Operating costs and expenses:
Cost of goods sold – service	408	-		-		408
Cost of goods sold – product	1,439	-		-		1,439
Research and development	4,273	-		-		4,273
Selling, general and administrative	8,424	1,517				9,941
Merger related costs	2,310	359		-		2,669
Total operating costs and expenses	16,854	1,876		-		18,730
Loss from operations	(15,706)	(1,876)		-		(17,582)
Other income (expense):
Change in fair value of warrant liability	214	-		(214)	5.B.	-
Change in fair value of share-settlement obligation derivative	(250)	-		250	5.B.	-
Loss on debt conversions	(2,518)	-		2,518	5.B.	-
Other income (expense), net	57	(100)		-		(43)
Interest expense, net	(372)			372	5.B.	-
Total other income (expense)	(2,869)	(100)		2,926		(43)
Loss from continuing operations before income taxes	(18,575)	(1,976)		2,926		(17,625)
Income tax expense (benefit)	-	-		-		-
Loss from continuing operations	(18,575)	(1,976)		2,926		(17,625)
Discontinuing operations (net of $0 tax benefit in 2021)	(22,284)	(186)	4.A.	(238)	5.A	(22,708)
Net loss	(40,859)	(2,162)		2,688		(40,333)
Cumulative translation adjustment	74	-		-		74
Comprehensive loss	$(40,785)	$(2,162)		$2,688		$(40,259)

Net loss per share attributed to common stock – basic and diluted:
Net loss per share from continuing operations	$(0.82)	$(0.31)				$(0.61)
Net loss per share from discontinuing operations	(0.99)	(0.03)				(0.78)
Net loss per share	$(1.81)	$(0.34)				$(1.39)
Weighted average shares outstanding:
Weighted average common shares outstanding – basic and diluted	22,614	6,341				28,981

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(thousands in USD)

1. Description of the Merger

The Company formerly known as Cancer Genetics, Inc. (“CGI”), StemoniX and CGI Acquisition, Inc. (“Merger Sub”) entered into a merger agreement on August 21, 2020, which was amended on February 8, 2021 and February 26, 2021 (as amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub was merged (the “Merger”) with and into StemoniX on March 30, 2021, with StemoniX surviving the Merger as a wholly owned subsidiary of the Company. For U.S. federal income tax purposes, the Merger qualified as a tax-free “reorganization”. Concurrent with the Merger closing, the Company changed its name to Vyant Bio, Inc. Under the terms of the Merger Agreement, upon consummation of the Merger, the Company issued (i) an aggregate of 17,977,544 shares of Vyant Bio common stock, par value $0.0001 per share (the “Common Stock”) to the holders of StemoniX capital stock (after giving effect to the conversion of all StemoniX preferred shares and StemoniX 2020 Convertible Notes) and StemoniX warrants (which does not include a certain warrant (the “Investor Warrant”) issued to a certain StemoniX convertible note holder (the “Major Investor”)), (ii) options to purchase an aggregate of 891,780 shares of Common Stock to the holders of StemoniX options with exercise prices ranging from $0.66 to $4.61 per share and a weighted average exercise price of $1.46 per share, and (iii) a warrant (the “Major Investor Warrant”) to the Major Investor, expiring February 23, 2026 to purchase 143,890 shares of Common Stock at a price of $5.9059 per share in exchange for the Investor Warrant.

The Merger was accounted for as a reverse acquisition with StemoniX being the accounting acquirer of CGI using the acquisition method of accounting, thus replacing the historical pre-Merger financial statements of CGI with those of StemoniX resulting in the historical financial statements of StemoniX now being named the Vyant Bio financial statements. Under acquisition accounting, the assets and liabilities (including executory contracts, commitments and other obligations) of CGI, as of March 30, 2021, the closing date of the Merger, were recorded at their respective fair values and added to those of StemoniX. Any excess of purchase price consideration over the fair values of the identifiable net assets is recorded as goodwill. The total consideration paid by StemoniX in the Merger amounted to $59.9 million, which represents the fair value of CGI’s 11,007,186 shares of Common Stock or $50.74 million, 2,157,686 Common Stock warrants or $9.04 million and 55,907 Common Stock options outstanding on the closing date of the Merger with a fair value of $139 thousand. In addition, at the effective time of the Merger, existing StemoniX shareholders received an additional 804,711 incremental shares in accordance with the conversion ratio set forth in the Merger Agreement.

2. Basis of Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Only Transaction Accounting Adjustments are presented in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma combined statement of operations data gives effect to the merger as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations that might have been achieved for the period indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined financial information has not been adjusted to give effect to financial benefits of the merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. The unaudited pro forma condensed combined financial information does not reflect possible adjustments related to restructuring or integration activities, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, the closing of the merger are included in the unaudited pro forma combined statement of operations.

3. Accounting Policies

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies of Vyant Bio.

4. Vyant Bio Reclassification

Certain financial information of Vyant Bio has been reclassified to conform to the historical presentation in StemoniX’s financial statements as set forth below:

A.	Discontinuing Operations of the vivoPharm Business

In the fourth quarter of 2021, Vyant Bio classified its vivoPharm business as discontinuing operations. As such, the Vyant Bio consolidated financial statements as of and for the year ended December 31, 2021 reflect the vivoPharm business as discontinuing operations. The operations of CGI, which includes the vivoPharm business, from January 1, 2021 through March 30, 2021 (the Merger date), reflect the vivoPharm operations as discontinuing operations.

5. Unaudited Pro Forma Statement of Operations Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma combined statement of operations:

A.	Represents an increase to amortization expense of $238 thousand for the year ended December 31, 2021 related to the amortization of customer lists and tradenames of the vivoPharm business acquired in connection with the Merger and assuming in the Merger closed on January 1, 2021. The amortization expense is recorded in discontinuing operations, reflecting the classification of the vivoPharm business as of December 31, 2021.

B.	Represents the elimination of the historical gain in change in fair value of warrant liability of $214 thousand, a $250 thousand loss on the change in fair value of share-settlement derivatives, a $2.5 million loss on conversion of deb and $368 thousand of interest expense, all of which relate to StemoniX’s historical capital structure. All of these items are non-recurring items and reflect the Merger closing on January 1, 2021.

6. Loss per Share

The unaudited pro forma weighted average number of basic and diluted shares outstanding for the year ended December 31, 2021 is calculated as follows:

(thousands in USD except share and per share amounts)	For the Year ended December 31, 2021
Weighted average Vyant Bio shares outstanding for the year ended December 31, 2021 – basic	22,614,449
Adjusted for Vyant Bio additional shares issued in Merger on March 30, 2021, not included in weighted average shares outstanding, and assuming the Merger occurred on January 1, 2021	6,366,145
Pro forma adjusted weighted average shares outstanding for the year ended December 31, 2021 – basic and dilutive	28,980,594

Pro forma net loss from continuing operations attributable to common shareholders – basic and dilutive	$(17,625)

Pro forma net loss from continuing operations per common share – basic and dilutive	$(0.61)